UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 29, 2021 (July 27, 2021)

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 27, 2021, Surgalign Holdings, Inc. (the “Company”) entered into a binding Term Sheet (the “Term Sheet”) to fully resolve the previously-disclosed putative class action litigation captioned Lowry v. RTI Surgical Holdings, Inc., Civil Action No. 20 C 01939 (MFK), pending against the Company, a current officer, and certain former officers of the Company in the United States District Court for the Northern District of Illinois (the “Action”). The Term Sheet provides for a settlement payment of $10.5 million in exchange for the complete dismissal with prejudice of the Action and a release of all claims against the defendants in connection with the Action, without any admission of fault or wrongdoing by the defendants. The proposed settlement is subject to court approval. The Term Sheet requires the parties to use their best efforts to: (a) reduce the Term Sheet to a Stipulation of Settlement to be signed within 40 days after execution of the Term Sheet; (b) move for preliminary approval approximately 14 days from the date of the Stipulation of Settlement; and (c) obtain final court approval of the settlement.

The Company anticipates that 100% of the settlement payment will be paid by the Company’s directors and officers’ insurance provider under its insurance policies. The Term Sheet does not resolve the previously-disclosed shareholder derivative lawsuits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: July 29, 2021	By:	/s/ Joshua H. DeRienzis
Name: Joshua H. DeRienzis
Title: Chief Legal Officer and Corporate Secretary